Exhibit 31.3

Section 302 Certification

I, M. Jay Allison, certify that:

1.	I have reviewed this Amendment No. 1 to the Annual Report on Form 10-K of Comstock Resources, Inc.; and

2.

Based on my knowledge, this report does not contain any untrue statement of a material fact or omit to state a material fact necessary to make the statements made, in light of the circumstances under which such statements were made, not misleading with respect to the period covered by this report;

Date: April 30, 2018	By:	/s/ M. Jay Allison
M. Jay Allison
Chief Executive Officer